                                                                    Exhibit 10.2


                          WINDHAM INDUSTRIAL CENTER V
                              ROMEOVILLE, ILLINOIS


                            FIRST AMENDMENT TO LEASE

                                    BETWEEN

                  THE PRUDENTIAL INSURANCE COMPANY OF AMERICA,
                           A NEW JERSEY CORPORATION,
                                    LANDLORD


                                      AND

                             INNOTRAC CORPORATION,
                             A GEORGIA CORPORATION,
                                     TENANT





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                               CONCESSION GRANTED

   Portions of Base Rent shall abate hereunder for up to four (4) months. See
                                Section 3 below.
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
                            FIRST AMENDMENT TO LEASE

     THIS FIRST AMENDMENT TO LEASE (the "First Amendment") is made as of the 4th day of April 2003, by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation ("Landlord"), and INNOTRAC CORPORATION, a Georgia corporation ("Tenant").

                                  WITNESSETH:

     WHEREAS, Landlord and Tenant have heretofore entered into that certain lease dated as of September 17, 2002 (the "Lease"), pursuant to which Tenant is leasing approximately 150,204 square feet of rentable area (the "Existing Premises") in the building located at 1400-1420 Lakeview Drive in Romeoville, Illinois (the "Building"). Capitalized terms that are not otherwise defined in this First Amendment shall have the meanings ascribed to them in the Lease;

     WHEREAS, Tenant desires to lease from Landlord and Landlord desires to lease to Tenant an additional 54,103 square feet of gross rentable area adjacent to the Existing Premises;

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Additional Premises. As of April 1, 2003 (the "Effective Date"), Landlord hereby leases to Tenant, and Tenant hereby accepts from Landlord, the 54,103 square feet of gross rentable area in the Building depicted as the "First Addition" on Exhibit A attached hereto and made a part hereof (the "Additional Premises") for the Term. For all periods from and after the Effective Date, Exhibit A to the Lease shall be superseded by Exhibit A attached hereto and made a part hereof. From and after the Effective Date the Premises shall consist of both the Existing Premises and the Additional Premises, constituting 204,307 square feet of rentable area in the aggregate. From and after the Effective Date, all references to the Premises in the Lease shall be deemed to refer to the Existing Premises and the Additional Premises.

     2.  Base Rent and Tenant's Proportionate Share.

     (a) For all periods from and after the Effective Date, Section 1.09 of the Lease shall be superseded by Exhibit B attached hereto and made a part hereof.

     (b) As of the Effective Date Tenant's Proportionate Share under the Lease shall be 45.30% (rather than 33.31%).

     3. Rent Abatement. Notwithstanding anything to the contrary contained in the Lease or this First Amendment, and provided that Tenant is not then in default under the Lease (as amended by this First Amendment), Base Rent shall abate, and Tenant shall have no liability therefor: (a) in an amount equal to $16,185.81 otherwise payable for April 2003; and (b) in an

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amount equal to $8,092.91 otherwise payable for each of the months of May 2003,
June 2003 and July 2003. Landlord and Tenant agree that no portion of the Base Rent paid by Tenant during the portion of the Term occurring prior to or after the expiration of any period during which such Base Rent was abated shall be allocated, for income tax purposes, nor is such Base Rent intended by the parties to be allocable, for income tax purposes, to any abatement period.

     4. Possession of the Additional Premises. No promise of Landlord to alter, remodel or improve the Premises, the Additional Premises or the Property, and no representation respecting the condition of the Premises, the Additional Premises or the Property, has been made by Landlord to Tenant. Tenant hereby accepts the Additional Premises in their "as is" condition.

     5.   Expansion Space.

     (a) Landlord and Tenant hereby acknowledge and agree that Section 29 of the Lease are hereby deleted in their entirety, and Tenant shall have no further rights under such provisions.

     (b) If Landlord and Tenant shall enter into an additional amendment to the Lease on or before January 31, 2004, pursuant to which: (i) Tenant leases all, and not less than all, of the 51,254 square feet of gross rentable area in the Building depicted as the "Expansion Space" on Exhibit A attached hereto and made a part hereof (the "Expansion Space") for the remainder of the Term; and
(ii) Tenant accepts the Expansion Space in its then current "as is" condition, and pursuant to such other terms and conditions upon which Landlord and Tenant shall mutually agree in their respective sole and absolute discretion, then Landlord shall make the $90,000 TI Allowance available to Tenant in accordance with Section 9.2 of the Lease and Section 5 of the Work Letter.

     (c) If the condition precedent described in Section 5(b) shall not have been satisfied on or before January 31, 2004, and:

          (i) Landlord leases all of the Expansion Space to a tenant other than Tenant, then, (x) Landlord shall construct a standard demising wall between the Premises (as expanded under this First Amendment) and the Expansion Space at Landlord's sole cost and expense; and (y) Landlord shall be required to pay up to the $90,000 TI Allowance to Tenant solely to reimburse Tenant for all reasonable costs and expenses of Tenant relating to the construction of the office space to be located in the Premises and described in Schedule 1 to the Work Letter, and for no other costs and expenses; or

          (ii) Landlord shall lease all or a portion of the Expansion Space to Tenant (other than in accordance with Section 5(b) above), then Section 9.2 of the Lease and Section 5 of the Work Letter shall be amended such that the term "TI Allowance" shall be defined as "zero dollars ($0.00)."

     6. Real Estate Broker. Other than with respect to Insignia/ESG (the "Broker"), insofar as each party knows, no other broker negotiated this First Amendment or is entitled to any commissions in connection herewith. Each party agrees to indemnify, defend and hold the other and its employees, agents and their officers and partners harmless from and against any claims resulting from a breach of the foregoing representation. Landlord agrees to pay a


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commission to Broker in connection with this First Amendment pursuant to a separate agreement.

     7. Full force and Effect, Inconsistency. Except as set forth in this First Amendment, the terms, covenants, conditions and agreements of the Lease shall remain unmodified and otherwise in full force and effect. In the event of any inconsistency between the terms of the Lease and the terms of this First Amendment, the terms of this First Amendment shall control.

        [The remainder of this page has been left blank intentionally.]



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
     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the day and year first above written.

                                   LANDLORD:

                                   THE PRUDENTIAL INSURANCE COMPANY
                                   OF AMERICA,
                                   a New Jersey corporation

                                   By:  PDC Properties, Inc., its agent


                                   By: /s/ Rex Davis
                                   Name:  Rex Davis
                                   Title: Alliance Manager



                                   TENANT:

                                   INNOTRAC CORPORATION,
                                   a Georgia corporation


                                   By: /s/ David L. Gamsey
                                   Name:  DAVID L. GAMSEY
                                   Title: CFO



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
                                   Exhibit A


                                    Premises








































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
                                   Exhibit B

                         Schedule of Base Rent Payments


Lease Year                  Annual Base Rent          Total Annual Base Rent        Monthly Installments
----------                  ----------------          ----------------------        --------------------
4/1/03 through the end of
1st Lease Year               $3.59 per square foot     $733,462.13                   $61,121.84
2nd Lease Year               $3.70 per square foot     $755,935.90                   $62,994.66
3rd Lease Year               $3.81 per square foot     $778,409.67                   $64,867.47
4th Lease Year               $3.92 per square foot     $800,833.44                   $66,740.29
5th Lease Year               $4.04 per square foot     $825,400.28                   $68,783.36
6th Lease Year               $4.16 per square foot     $849,917.12                   $70,826.43




















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